UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2017

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 10, 2017, the Board of Directors of Global Water Resources, Inc. (the “Company”) approved stock option grants pursuant to the Company’s Stock Option Plan to certain of the Company’s executive officers in order to reward them for their service to the Company and to provide an incentive for them to continue their employment with the Company. The stock option grants to executive officers were as follows:

Corporate Officer	Number of Shares Underlying Options	Exercise Price[1]

Ron L. Fleming President & Chief Executive Officer	125,000	$9.40

Michael J. Liebman Chief Financial Officer	100,000	$9.40

Jonathan C. Corwin Vice President	50,000	$9.40

Joanne Ellsworth Vice President	50,000	$9.40

Jeffrey E. Risenmay Vice President and Controller	50,000	$9.40

Jason Thuneman Vice President	50,000	$9.40

1.	The closing price of the Company’s common stock on the date of grant, which was $9.40 per share.

All of the stock option grants have a 10-year term, subject to earlier expiration upon the occurrence of certain events. The options vest in four equal annual installments on August 10, 2018, August 10, 2019, August 10, 2020, and August 10, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: August 15, 2017	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer